    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                GERON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

            DELAWARE                                         75-2287752
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                                   ----------

                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 473-7700

               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                                THOMAS B. OKARMA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                GERON CORPORATION
                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 473-7300

                   (Name, Address, Including Zip Code and Telephone Number,
                          Including Area Code, of Agent for Service)

                                   ----------

                                   Copies to:

                                   ----------

                             Alan C. Mendelson, Esq.
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                   ----------

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
Reg. No. 333-40984

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                         PROPOSED
                                 AMOUNT TO       PROPOSED MAXIMUM         MAXIMUM         AMOUNT OF
   TITLE OF SECURITIES              BE            OFFERING PRICE         AGGREGATE        REGISTRATION
     TO BE REGISTERED          REGISTERED(1)        PER SHARE         OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.001 per share               579,111                $10.10(2)        $5,849,021.10       $1,462.25
======================================================================================================

(1) Includes shares which may be offered by the selling stockholder pursuant to this registration statement issuable upon conversion of $25,000,000 of Series D zero coupon convertible debentures and warrants exercisable to purchase 834,836 shares of common stock.

(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low price reported by the Nasdaq National Market for the common stock on November 16, 2001, which was approximately $10.10 per share.

================================================================================

      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL

                           INSTRUCTION IV OF FORM S-3

        This registration statement is being filed with respect to the registration of additional shares of common stock of Geron Corporation, a Delaware corporation (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pursuant to General Instruction IV to Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Company's registration statement on Form S-3 (Reg. No. 333-40984) filed with the Commission on July 7, 2000.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.       Exhibits.

        Exhibits.


    4.1 Amendment No. 1 to the Registration Rights Agreement dated as of November 9, 2001, by and between Registrant and the Purchaser (incorporated herein by reference to the Registrant's
                 Current Report on Form 8-K dated November 14, 2001)

    4.2          Series D Amended and Restated Convertible Debenture
                 (incorporated herein by reference to the Registrant's Current
                 Report on Form 8-K, dated November 14, 2001)

    4.3 Amended and Restated Series D-1 Warrant to purchase 333,935 shares of common stock issued by Registrant to the Purchaser, dated as of November 9, 2001 (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated November
                 14, 2001)

    4.4 Amended and Restated Series D-2 Warrant to purchase 500,901 shares of common stock issued by Registrant to the Purchaser, dated as of November 9, 2001 (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated November
                 14, 2001)

    5.1          Opinion of Latham & Watkins

    10.1 Restructuring Agreement dated as of November 9, 2001, by and between Registrant and the Purchaser (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated
                 November 14, 2001)

    23.1         Consent of Ernst & Young LLP, Independent Public Accountants

    23.2         Consent of Latham & Watkins (included in Exhibit 5.1)

    24.1         Power of Attorney included on signature page

        SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Geron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, State of California, on November 21, 2001.

                                            GERON CORPORATION


                                            By: /s/ David L. Greenwood
                                                --------------------------------
                                                David L. Greenwood
                                                Senior Vice President and
                                                Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                           Date
            ---------                                -----                           ----

/s/ Thomas B. Okarma
----------------------------------
Thomas B. Okarma                      President, Chief Executive Officer    November 21, 2001
                                      and Director (principal executive
                                      officer)

/s/ David L. Greenwood
----------------------------------
David L. Greenwood                    Senior Vice President and Chief       November 21, 2001
                                      Financial Officer (Principal
                                      Financial and Accounting Officer)

/s/     *
----------------------------------
Alexander E. Barkas                   Director                              November 21, 2001

/s/     *
----------------------------------
Edward V. Fritzky                     Director                              November 21, 2001

/s/     *
----------------------------------
Thomas D. Kiley                       Director                              November 21, 2001

/s/     *
----------------------------------
Robert B. Stein                       Director                              November 21, 2001

/s/     *
----------------------------------
John P. Walker                        Director                              November 21, 2001

            Signature                                Title                           Date
            ---------                                -----                           ----


----------------------------------
Patrick J. Zenner                     Director                              November 21, 2001


*By: /s/ David L. Greenwood
----------------------------------
David L. Greenwood
Attorney-In-Fact

                                INDEX TO EXHIBITS


    4.1 Amendment No. 1 to the Registration Rights Agreement dated as of November 9, 2001, by and between Registrant and the Purchaser (incorporated herein by reference to the Registrant's
                 Current Report on Form 8-K dated November 14, 2001)

    4.2          Series D Amended and Restated Convertible Debenture
                 (incorporated herein by reference to the Registrant's Current
                 Report on Form 8-K, dated November 14, 2001)

    4.3 Amended and Restated Series D-1 Warrant to purchase 333,935 shares of common stock issued by Registrant to the Purchaser, dated as of November 9, 2001 (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated November
                 14, 2001)

    4.4 Amended and Restated Series D-2 Warrant to purchase 500,901 shares of common stock issued by Registrant to the Purchaser, dated as of November 9, 2001 (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated November
                 14, 2001)

    5.1          Opinion of Latham & Watkins

    10.1 Restructuring Agreement dated as of November 9, 2001, by and between Registrant and the Purchaser (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated
                 November 14, 2001)

    23.1         Consent of Ernst & Young LLP, Independent Public Accountants

    23.2         Consent of Latham & Watkins (included in Exhibit 5.1)

    24.1         Power of Attorney included on signature page